UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 13, 2008
Date of report (Date of earliest event reported)

Hawkins, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 East Hennepin Avenue Minneapolis, MN	55413
(Address of principal executive offices)	(Zip Code)

Telephone Number: 612-331-6910
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Hawkins, Inc. (the “Company”) approved a new performance-based equity compensation arrangement for the named executive officers (the “Officers”) of the Company. These arrangements are effective for the fiscal year ending March 29, 2009 (“Fiscal 2009”).

Each Officer was granted a performance unit representing a future issuance of restricted shares of the Company’s common stock (“Restricted Shares”) based on a Company pre-tax net income growth target for the applicable fiscal year. The actual number of Restricted Shares to be issued to each Officer will be based on a sliding scale for pre-tax net income growth above or below the target and is subject to minimum and maximum thresholds. If the Company’s pre-tax net income grows less than 80% of the target in Fiscal 2009, then no Officer will receive Restricted Shares from the performance units. If the Company’s pre-tax net income grows between 80% and 100% of the target in Fiscal 2009, then the Officers will receive a number of Restricted Shares based on a sliding scale between 50% of the target Restricted Shares and 100% of the target Restricted Shares. If the Company’s pre-tax net income grows between 100% and 120% of the target in Fiscal 2009, then the Officers will receive a number of Restricted Shares based on a sliding scale between 100% of the target Restricted Shares and 150% of the target Restricted Shares. If the Company’s pre-tax net income grows by more than 120% of the target in Fiscal 2009, then the Officers will receive a maximum number of Restricted Shares based on 150% of the target Restricted Shares amount.

The Committee has established the following target Restricted Share amounts for the Officers:

Position	Minimum	Target	Maximum
CEO	4,167	8,333	12,500
Other Officers	1,167	2,333	3,500

The actual number of Restricted Shares to be issued to each Officer will be determined after the Company’s final financial information becomes available for the applicable fiscal year. The Restricted Shares will vest 100% two years after the last day of the fiscal year on which the performance is based. The Restricted Shares will terminate in their entirety if an Officer departs the Company before the end of the vesting period. If an Officer retires during the vesting period, a pro-rated number of the Restricted Shares will vest and the remainder will terminate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2008	HAWKINS, INC.

	By:	/s/ Kathleen P. Pepski
Kathleen P. Pepski Vice President, Chief Financial Officer, Secretary and Treasurer